UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 24, 2016 (July 5, 2016)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 5, 2016, the Board of Directors of American Power Group Corporation (the “Company”) authorized the Company to raise up to $1,500,000 through the offer and sale of shares of its common stock, par value $.01 per share (the “Common Stock”), and warrants to purchase additional shares of Common Stock. Pursuant to that authority, the Company has entered into a Securities Purchase Agreement dated as of July 5, 2016 (the “Purchase Agreement”) with four accredited investors (the “Purchasers”), including James Harger, a trust controlled by Matthew Van Steenwyk, and an entity controlled by Neil Braverman. Messrs. Harger, Van Steenwyk and Braverman are members of the Company’s Board of Directors. To date, the Company has sold 6,880,881 shares of Common Stock pursuant to the Purchase Agreement, for gross proceeds of $1,195,158, and has issued the Purchasers warrants to purchase 6,880,881 additional shares of Common Stock.

The purchase price of the Common Stock issued at any closing under the Purchase Agreement, and the exercise price of each Warrant issued at such closing, are both equal to the average of the VWAP (as that term is defined in the Purchase Agreement) of the Common Stock over a period of 20 consecutive trading days ending immediately prior to such closing.

Each Warrant may be exercised, in whole or in part, until the fifth anniversary of the closing at which such Warrant was issued. The Warrants may be exercised only for cash. The exercise price of the Warrants is subject to adjustment upon certain stock dividends, stock splits and similar events, but is not subject to adjustments upon issuances of equity securities at prices below the then-applicable exercise price.

In connection with the financing, the registration rights agreement dated as of June 2, 2015, among the Company and certain investors, was amended to include the Purchasers as parties, to the extent that such Purchasers were not already parties to such agreement, and to include the shares of Common Stock issued under the Purchase Agreement, the shares of Common Stock issuable upon exercise of the Warrants and all other shares of Common Stock which may be owned from time to time by Mr. Van Steenwyk and his affiliates as “Registrable Securities” thereunder.

The foregoing descriptions of the Purchase Agreement, the Warrants and the amendment to the registration rights agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of each such document, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The offer and sale of the Common Stock and the Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

10.1	Securities Purchase Agreement dated as of July 5, 2016 between American Power Group Corporation and certain Purchasers

10.2	Form of Warrant issued to the Purchasers

10.3	Amendment No. 3, dated as of July 5, 2016, to American Power Group Corporation’s Registration Rights Agreement dated as of June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: August 24, 2016